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                                                                  EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Blue Wave Systems Inc. of our report dated December 9, 1997 relating to the consolidated financial statements of Loughborough Sound Images Limited (n/k/a Blue Wave Systems Ltd.) appearing in Blue Wave Systems Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers

Leicester, England
October 4, 1999